Exhibit 16.1

                         [LETTERHEAD OF GRANT THORNTON]


U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549


Re:     The Singing Machine Company, Inc.
        File No. 0-24968


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The Singing Machine Company, Inc. dated December 6, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Grant Thornton LLP